Exhibit 99.1

Dear Stockholder:

We have previously sent you proxy materials for the Annual Meeting of Stockholders of The Providence Service Corporation to be held on June 15, 2009.

YOUR SHARES CANNOT BE VOTED WITHOUT

YOUR SPECIFIC INSTRUCTIONS ON CERTAIN MATTERS TO BE ACTED

UPON AT THE MEETING

Please forward your voting instructions as soon as possible using one of the following methods:

Available 24 Hours – 7 Days a Week

VOTE BY TELEPHONE	VOTE BY INTERNET

Using a touch-tone telephone, call the toll-free number which appears on the top left corner of your enclosed Voting Instruction Form.	Go to website: WWW.PROXYVOTE.COM

Just follow these four easy steps:	Just follow these four easy steps:

1.      Read the Providence Service Corporation Proxy Statement and enclosed Voting Instruction Form.

2.      Call the toll-free number located on the top left corner of your Voting Instruction Form.

3.      Enter your 12-digit Control Number located on your Voting Instruction Form.

4.      Follow the simple recorded instructions.

1.      Read the Providence Service Corporation Proxy Statement and enclosed Voting Instruction Form.

2.      Go to the website www.proxyvote.com.

3.      Enter your 12-digit Control Number located on your Voting Instruction Form.

4.      Follow the simple instructions.

If you vote by telephone or Internet, do not return your Voting Instruction Form.

Thank you for your vote!